EXHIBIT 10(II).1
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                     AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

This Amendment No. 1 ("Amendment No. 1") is made as of this 6th day of October, 2005 by and between deltathree, Inc. a Delaware corporation (the "Company") and Paul White ("Executive").

                                   WITNESSETH

WHEREAS, the Company and Executive have entered into an Employment Agreement dated as of April 26, 2004 (the "Employment Agreement", inclusive of all amendments prior); and

WHEREAS, the Company and Employee wish to enter into this Amendment to provide, among other things, that the Executive shall serve as the Company's CFO & Executive Vice President - Strategy, Development & Planning from and after the date of this Amendment No. 1;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants undertaken herein, and with the intent to be legally bound hereby, the Company and Executive hereby agree to amend the Employment Agreement as follows:


1. Section 2(b) of the Employment Agreement shall be amended and restated in its entirety as follows:

      (a) In general. Executive shall be employed as "CFO & Executive Vice President - Strategy, Development & Planning" and shall perform such duties and services, consistent with such position and their current duties and services for the Company, and as may be assigned to them from time to time by the Chief Executive Officer (the "CEO") of the Company. The duties of the Executive shall include serving as an officer or director or otherwise performing services for any "Affiliate" of the Company as requested by the Company. An "Affiliate" of the Company means any entity that controls, is controlled by or is under common control with the Company. Executive shall report to the CEO.

      2. Section 5(b) (iv) of the Employment Agreement shall be amended and restated in its entirety as follows:

                  (iv) Termination by Executive Other Than for Good Reason. In the event ofa Termination by Executive other than for Good Reason, the Company shall pay Executive their Earned Salary and Vested Benefits. In the event that such Termination occurs after the date of this Amendment, and Executive provides an advanced notice period of 3 or 6 months, than the following will also occur:
(i) in the event Executive provides 3 months advance notice (the "notice period"), than Executive shall be paid 1/3 of the Severance Benefit (as such terms are hereinafter defined) and any stock options that are scheduled to vest within 6 months after the end of the notice period will vest at the end of the notice period, or (ii) in the event Executive provides 6 months advance notice (the "notice period"), than Executive shall be paid 2/3 of the Severance Benefit (as such terms are hereinafter defined) and any stock options that are scheduled to vest within 12 months after the end of the notice period will vest at the end of the notice period. In addition, if Executive's employment terminates pursuant to this subsection (i), the Company shall continue to provide to Executive the welfare benefits referred to in Section 4, or substantially comparable benefits, until the earlier of (x) the date on which Executive is eligible to obtain comparable benefits from other employment, or (y) for a period of 6 months after the Executive ceases to be employed by the Company.


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      3. Capitalized terms used in this Amendment No. 1 and not otherwise defined shall have the meanings ascribed to such terms in the Employment Agreement.

      4. Except as otherwise provided herein, the Employment Agreement shall remain in full force and effect.

      5. This Amendment No. 1, together with the Employment Agreement as so modified, shall be subject to amendment, modification or waiver only by a mutually signed written instrument which by its terms evidences an intention to modify or amend the provisions hereof.

      6. Any questions or other matters arising under this Amendment No. 1, whether of validity, interpretation, performance or otherwise, will therefore be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be wholly performed in New York, without reference to principles of conflicts or choice of law under which the law of any other jurisdiction would apply.

      7. This Amendment No. 1 may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, this Amendment No. 1 has been executed by Executive and then by the Company in New York, New York, on the dates shown below, but effective as of the date and year first above written.

         Date:9/28/05                     /s/  Paul White
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                                                Executive

                                          deltathree., Inc.

         Date:9/28/05                     By:  /s/ Shimmy Zimels
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                                          Title: CEO

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